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                                                                    EXHIBIT 3.19

        [NORTH CAROLINA DEPARTMENT OF THE SECRETARY OF STATE LETTERHEAD]

     TO ALL WHOM THESE PRESENTS SHALL COME, GREETINGS:

     I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of


                            ARTICLES OF INCORPORATION

                                       OF

                                  BRIGAM, INC.


the original of which is now on file and a matter of record in this office.

[NORTH CAROLINA DEPARTMENT OF THE SECRETARY OF STATE LOGO]

                             IN WITNESS WHEREOF, I have hereunto
                             set my hand and affixed my official seal at the City of Raleigh, this 12th day of April, 2001.


                                                      /s/ Elaine F. Marshall
                                                     -------------------------
                                                        SECRETARY OF STATE

Certification Number: 5542476-1   Page: 1 of 4   Ref.# 4594197
Verify this certificate online at www.secretary.state.nc.us/Verification.
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[SEAL]

                            ARTICLES OF INCORPORATION
                                       OF
                                  BriGam, Inc.

          The undersigned, being of the age of eighteen years or more, does hereby make and acknowledge these Articles of incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina, as contained in Chapter 55 of the General Statutes of North Carolina entitled "Business Corporation Act," and the several amendments thereto.

                                    ARTICLE I

          The name of the corporation shall be BriGam, Inc.

                                   ARTICLE II

          The period of duration of the corporation shall be perpetual.

                                   ARTICLE III

          The purposes for which the corporation is organized.

               A. To develop, invent, improve, design, manufacture, purchase, sell, distribute and otherwise handle and deal in and with medical and dental apparatus supplies and equipment of all sorts, kinds and descriptions.

               B. To engage in any other lawful activity, including, but not limited to, constructing, manufacturing, raising or otherwise producing, and repairing, servicing, storing or otherwise caring for any type of structure, commodity or livestock whatsoever; processing, selling, brokering, factoring, distributing, lending, borrowing or investing in any type of property, whether real or personal, tangible or intangible, extracting and processing natural resources; transporting freight or passengers by land, sea or air; collecting and disseminating information or advertisement through any medium whatsoever; performing personal services of any nature; and entering into or serving in any

Certificate Number: 5542476-1   Page: 2 of 4
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          type of management, investigative, advisory, promotional,
          protective, insurance, guarantyship, suretyship, fiduciary or representative capacity or relationship for any persons or corporations whatsoever;

               C. To engage in any lawful business whatsoever when approved by a majority of all outstanding stock.

                                   ARTICLE IV

          The aggregate number of shares which the corporation shall have authority to issue is ONE HUNDRED THOUSAND (100,000) shares, with no par value.

                                    ARTICLE V

          The minimum amount of consideration for its shares to be received by the corporation before it shall commence business is ONE HUNDRED ($100.00) DOLLARS.

                                   ARTICLE VI

          The shareholders of the corporation shall have no preemptive right to acquire additional or treasury shares of the corporation.

                                   ARTICLE VII

          The address of the initial registered office of the corporation is 511 Collett Street, Morganton, Burke County, North Carolina 28655, and the initial registered agent at such address is JAMES MICHAEL BRIDGES.

                                  ARTICLE VIII

          The number of directors of the corporation may be fixed by the bylaws, but shall not be less than the minimum number allowed by the "North Carolina Business Corporation Act."

Certificate Number: 5542476-1   Page: 3 of 4

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          The number of directors constituting the initial Board of Directors shall be one (1), and the names and addresses of the persons who are to serve as directors until the first meeting of the shareholders, or until their successors are elected and qualified are:

NAME                                            ADDRESS
--------------------------------------------------------------------------------

James Michael Bridges                           511 Collett Street
                                                Morganton, Burke County
                                                North Carolina 28655

                                   ARTICLE IX

          The name and address of the incorporator is:

NAME                                            ADDRESS
--------------------------------------------------------------------------------

James Michael Bridges                           511 Collett Street
                                                Morganton, Burke County
                                                North Carolina 28655

          IN TESTIMONY WHEREOF, I have hereunto set my hand and seal this 18th day of September, 1985.

                                      /s/ James Michael Bridges  (SEAL)
                                      ---------------------------
                                      James Michael Bridges

STATE OF NORTH CAROLINA
CATAWBA COUNTY

          I, Susanne S. Duncan, a notary public, do hereby certify that JAMES MICHAEL BRIDGES personally appeared before me this 18th day of September, 1985, and acknowledged the due execution of the foregoing Articles of Incorporation.

                                      /s/ Susanne S. Duncan
                                      --------------------------------
                                      Notary Public
                                      My commission expires: 1-12-89

Certificate Number: 5542476-1   Page: 4 of 4